EXHIBIT 99.11

CONSENT OF W. DOUGLAS HILE

Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, W. Douglas Hile, hereby consent to be named as a prospective director of First California Financial Group, Inc. (“FCFG”) in the Registration Statement on Form S-4 of FCFG, dated October 23, 2006, and any subsequent amendments thereto.

Signature:	/s/ W. DOUGLAS HILE
Name:	W. Douglas Hile

Dated: October 20, 2006